Registration No. 333-236213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment
No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador, Canada (State or other jurisdiction of incorporation or organization)	98-0352146 (I.R.S. Employer Identification No.)

Fortis Place, Suite 1100 5 Springdale Street St. John’s, Newfoundland and Labrador Canada (709) 737-2800 (Address of Principal Executive Offices)	A1E 0E4 (Zip Code)

Fortis Inc. 2020 Restricted Share Unit Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code of agent for service)

with copies to:

James R. Reid
Executive Vice President,
Chief Legal Officer
and Corporate Secretary
Fortis Inc.

Fortis Place, Suite 1100
5 Springdale Street

St. John’s, Newfoundland and Labrador, Canada
A1E 0E4
(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 31, 2020, Fortis Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-236213) (the “Registration Statement”) registering 810,000 common shares of the Registrant (“Common Shares”) issuable under the Registrant’s 2020 Restricted Share Unit Plan (the “RSU Plan”).

On November 17, 2021, the Board of Directors of the Registrant approved an amendment to the RSU Plan, which amendment takes effect on January 1, 2022, among other things, to add a “double-trigger” vesting requirement upon a change of control of the Registrant, meaning that vesting of unvested awards occurs if a participant’s employment terminates either without cause or for “good reason” within the 24-month period following a change of control (the RSU Plan, as so amended and restated, the “Amended RSU Plan”).

This Post-Effective Amendment No. 1 to the Registration Statement (this “Amendment”) is being filed by the Registrant for the purpose of updating the exhibits to the Registration Statement to reflect the Amended RSU Plan. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index attached to this Amendment which is incorporated herein by reference as the list of exhibits.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John’s, Province of Newfoundland and Labrador, Country of Canada, on December 21, 2021.

FORTIS INC.

By:	/s/ Jocelyn H. Perry
Name:	Jocelyn H. Perry
Title:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David G. Hutchens, Jocelyn H. Perry and James R. Reid, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in their respective capacities and on the dates indicated below.

Name	Title	Date

/s/ David G. Hutchens	President and Chief Executive Officer, Director	December 21, 2021
David G. Hutchens	(Principal Executive Officer)

/s/ Jocelyn H. Perry	Executive Vice President, Chief Financial Officer	December 21, 2021
Jocelyn H. Perry	(Principal Financial Officer and Accounting Officer)

/s/ Douglas J. Haughey	Chair of the Board of Directors	December 21, 2021
Douglas J. Haughey

/s/ Tracey C. Ball	Director	December 21, 2021
Tracey C. Ball

/s/ Pierre J. Blouin	Director	December 21, 2021
Pierre J. Blouin

/s/ Paul J. Bonavia	Director	December 21, 2021
Paul J. Bonavia

/s/ Lawrence T. Borgard	Director	December 21, 2021
Lawrence T. Borgard

/s/ Maura J. Clark	Director	December 21, 2021
Maura J. Clark

/s/ Margarita K. Dilley	Director	December 21, 2021
Margarita K. Dilley

/s/ Julie A. Dobson	Director	December 21, 2021
Julie A. Dobson

/s/ Lisa L. Durocher	Director	December 21, 2021
Lisa L. Durocher

/s/ Gianna M. Manes	Director	December 21, 2021
Gianna M. Manes

/s/ Jo Mark Zurel	Director	December 21, 2021
Jo Mark Zurel

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on this 21st day of December, 2021.

FORTISUS INC.

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Description
4.1	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.2	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.3	Advance Notice Bylaw No. 2 of Fortis Inc. (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on January 9, 2020)

4.4	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.5	Fortis Inc. 2020 Restricted Share Unit Plan, as amended effective January 1, 2022, and the form of agreement related thereto (filed herewith)

23.1	Consent of Deloitte LLP (filed herewith)

24.1	Power of Attorney (included in the signature page of this Amendment)